For Immediate Release	For More Information Contact
August 1, 2005	Kelvin R. Collard (281) 230-2512

GUNDLE/SLT ENVIRONMENTAL, INC.
ANNOUNCES SECOND QUARTER 2005 RESULTS

HOUSTON (August 1, 2005) - Gundle/SLT Environmental, Inc. (GSE), today reported net income of $1.0 million for the quarter ended June 30, 2005, compared with a net loss of $2.1 million, on a combined basis, for the comparable period in 2004. Net loss for the first half of 2005 was $3.8 million, compared to $4.4 million on a combined basis for the first six months of 2004.

Revenue for the second quarter of 2005 increased 3.8% to $87.0 million from $83.8 million in the second quarter of 2004. The increase in revenue was from product price increases of 14.3% due to the increase in resin costs. Partially offsetting the increase was a 9.5% decline in product shipments, primarily due to the acceleration of shipments to our largest customer in the first quarter of 2005 that normally occur in the second and third quarters. For the first six months of 2005, revenue grew 22.8% to $146.6 million, compared to $119.4 million for the first half of 2004. The increase in revenue was due to product price increases of 11.7%, and increases in shipments of 10.3%.

Income from operations in the second quarter of 2005 was $5.9 million, compared with $0.8 million in the second quarter of 2004. Income from operations in the second quarter of 2004 was impacted by $5.5 million of expenses related to the CHS transaction. For the first six months of 2005, income from operations was $4.3 million, compared to $5.4 million for the same period in 2004. Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted in accordance with the terms of the Company’s credit agreement for its senior credit facility, was $10.5 million for the second quarter of 2005, unchanged from the comparable period in 2004. For the six months of 2005, adjusted EBITDA was $13.4 million compared to $9.3 million for the same period in 2004.

About Gundle/SLT Environmental, Inc.

Gundle/SLT Environmental, Inc. headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water and wastewater treatment, and aquaculture.

* * * *
This press release contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release the words, “believe”, “expect”, “intend” and words or phrases of similar import, as they relate to GSE or its management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, among other things, competitive market factors, worldwide manufacturing capacity in the industry, general economic conditions around the world, raw material pricing and supply, governmental regulation and supervision, seasonality, distribution networks and other factors described more fully in GSE’s reports filed with the Securities and Exchange Commission. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those currently believed, expected or intended.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	Successor	Combined(1)	Successor	Combined(1)
	2005	2004	2005	2004

SALES AND OPERATING REVENUE	$86,965	$83,771	$146,629	$119,420
COST OF PRODUCTS & SERVICES	72,605	68,255	125,410	99,411

GROSS PROFIT	14,360	15,516	21,219	20,009

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	8,479	9,203	16,952	16,720
EXPENSES RELATED TO CHS ACQUISITION	-	5,472	-	5,863

OPERATING INCOME (LOSS)	5,881	841	4,267	(2,574)

OTHER (INCOME) EXPENSES:
INTEREST EXPENSE	4,713	2,569	9,407	4,088
INTEREST INCOME	(179)	(133)	(382)	(270)
FOREIGN EXCHANGE LOSS	130	(62)	152	153
MINORITY INTEREST	(59)	42	(69)	53
OTHER (INCOME) EXPENSE, NET	(139)	(161)	(90)	(307)

INCOME (LOSS) BEFORE INCOME TAXES	1,415	(1,414)	(4,751)	(6,291)

INCOME TAX (BENEFIT)/PROVISION	380	637	(926)	(1,882)

NET INCOME (LOSS)	$1,035	$(2,051)	$(3,825)	$(4,409)

(1): The combined finanical statements for the three and six month periods in 2004 is the combination of Predecessor Company restated results up to May 17, 2004 and the Successor Company results from May 18, 2004 to June 30, 2004.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2005	2004

ASSETS

Current Assets	$119,465	$115,978
Property and equipment, net	89,852	96,587
Goodwill and other intangibles, net	77,241	79,184
Other non-current assets	25,912	26,350

Total assets	$312,470	$318,099

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities	$49,229	$42,386
Long-term debt	166,025	168,329
Other non-current liabilities	31,091	33,370

Shareholder's equity	66,125	74,014

Total liabilities and shareholder's equity	$312,470	$318,099

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months
	Ended June 30,

	Successor	Combined(1)
	2005	2004

CASH FLOWS

Cash flows from operating activities	$(12,456)	$(32,881)
Cash flows from investing activities	(127)	(225,655)
Cash flows from financing activities	(142)	221,017
Effect of exchange rate changes on cash	(412)	73

(Decrease)/increase in cash and cash equivalents	(13,137)	(37,446)
Cash and cash equivalents, beginning of the year	23,716	47,899
Cash and cash equivalents, end of period	$10,579	$10,453

Schedule A

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(dollars in millions)

	Successor	Combined	Successor	Predecessor
	2005	2004	May 18 to	April 1 to
Second Quarter	Q2	Q2	June 30, 2004	May 17, 2004
				Restated
Net income (loss)	$1.0	$(2.0)	$1.9	$(3.9)

Interest, net	4.5	2.5	2.5	-
Income tax expense (benefit)	0.4	0.6	1.1	(0.5)
Depreciation	2.6	2.1	1.0	1.1
Amortization	1.2	0.6	0.6
EBITDA	9.7	3.8	7.1	(3.3)

Other items:
Acquisition related expenses		5.4		5.4
Sale of Inventory written up		0.9	0.9
Sale of PP&E, write-up effect
Patent litigation costs		0.1		0.1
Allowable interest income	0.2	0.1	0.1
Mark to market of embedded derivative	(0.1)
Foreign currency (gains)/losses	0.1
CHS management fees/expenses	0.5	0.2	0.2
Adjusted EBITDA	$10.5	$10.5	$8.3	$2.2

			Successor	Predecessor
	Successor	Combined	May 18 to	January 1 to
Six Months Ended	2005	2004	June 30, 2004	May 17, 2004
				Restated
Net income (loss)	$(3.8)	$(4.4)	$1.9	$(6.3)

Interest, net	9.0	3.9	2.5	1.4
Income tax expense (benefit)	(0.9)	(1.9)	1.1	(3.0)
Depreciation	5.2	4.0	1.0	3.0
Amortization	2.4	0.6	0.6

EBITDA	11.9	2.2	7.1	(4.9)

Other items:
Acquisition related expenses		5.8		5.8
Sale of Inventory written up		0.9	0.9
Sale of PP&E, write-up effect	0.1
Patent litigation costs		0.1		0.1
Allowable interest income	0.4	0.1	0.1
Mark to market of embedded derivative	(0.1)
Foreign currency (gains)/losses	0.2
CHS management fees/expenses	1.0	0.2	0.2

Adjusted EBITDA	$13.4	$9.3	$8.3	$1.0

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in Gundle/SLT Environmental, Inc. (GSE). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor's comparison of GSE's operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition's purchase price.

The calculation of Adjusted EBITDA, presented above, is as defined in the credit agreement for GSE's senior credit facility. Adjusted EBITDA is used to measure compliance with covenants in the credit agreement, such as interest coverage and leverage ratio.

EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (US GAAP) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.